UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

ENTROPIC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 768-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 27, 2012, the Board of Directors of Entropic Communications, Inc. (the “Company”) appointed William G. Bock as a member of the Board of Directors. Mr. Bock will also serve on the Audit Committee of the Board of Directors. Mr. Bock’s appointment brings the Company’s total number of directors to seven.

Pursuant to the terms of the Company’s 2007 Non-Employee Directors’ Stock Option Plan, upon his appointment as a director, Mr. Bock was granted a nonqualified stock option to purchase 40,000 shares of the Company’s common stock. Mr. Bock will also receive additional compensation for his service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 5, 2012. Mr. Bock will enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. Bock requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Bock can be found in the press release issued by the Company on October 1, 2012, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release of Entropic Communications, Inc. dated October 1, 2012.

2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: October 1, 2012	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Senior Vice President and General Counsel

3.

EXHIBIT INDEX

Number	Description

99.1	Press Release of Entropic Communications, Inc. dated October 1, 2012.

4.